United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

GLUCOTRACK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41141	98-0668934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Rte 17 North, Suite 800 Rutherford, NJ	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-842-7715

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2024, Glucotrack, Inc. (the “Company”) entered into a series of convertible promissory notes with certain investors (the “Investors”), providing for the private placement of unsecured convertible promissory notes in the aggregate principal amount of $350,000 (the “Notes” and each a “Note”).

The Notes bear simple interest at the rate of eight percent (8%) per annum and are due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of Note, or (b) the date of closing of a Qualified Financing (defined below) (the “Maturity Date”). Interest will be computed on the basis of a 365-day year.

Except with regard to conversion of the Notes as discussed below, the Company may not prepay the Notes without the written consent of the holder. If not sooner repaid, all outstanding principal and accrued but unpaid interest on the Notes (the “Note Balance”), as of the close of business on the day immediately preceding the date of the closing of the next issuance and sale of capital stock of the Company, in a single transaction or series of related transactions, to investors resulting in gross proceeds to the Company of at least $500,000 (excluding indebtedness converted in such financing) (a “Qualified Financing”), will automatically be converted into that number of shares of equity securities of the Company sold in the Qualified Financing equal to the number of shares calculated by dividing (X) the Note Balance by (Y) an amount equal to the price per share or other unit of equity securities issued in such Qualified Financing, and otherwise on the same terms as the security issued in the Qualified Financing, provided that the conversion price per share shall not be lower than $1.56.

Upon the occurrence of an Event of Default (defined below), a holder may, by written notice to the Company, declare the Note to be due immediately and payable with respect to the Note Balance. An “Event of Default” means (i) failure by the Company to pay the Note Balance on the Maturity Date, (ii) voluntary bankruptcy, or (iii) involuntary bankruptcy. Upon the occurrence of an Event of Default specified in clause (iii) above, the Note Balance shall automatically and immediately become due and payable, in all cases without any action on the part of the holder.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

The Notes and any equity securities issuable upon conversion of the Notes (the “Securities”) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Investors. Accordingly, the Securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glucotrack, Inc.

Date: July 22, 2024	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer